SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 2004

Date of report (date of earliest event reported): December 3, 2007

MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

1250 Route 28, Branchburg, New Jersey 08876
(Address of principal executive offices) (Zip Code)

(908) 927-0004
(Registrant's telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Amendment of Material Definitive Agreement

On December 5, 2005, Registrant, its wholly owned subsidiary, Kiwibox Media, Inc., and the three Kiwibox shareholders completed the signing of an amendment to the Agreement and Plan of Reorganization, executed by the parties on February 19, 2007. This amendment extended the scheduled payment date for Registrant’s $625,000 investment into the Kiwibox business, from November 1, 2007 to December 1, 2007. The extension was required due to the delay in the Registrant’s receipt of Tell Capital AG’s $625,000 equity investment, also scheduled for November 1, 2007. The Kiwibox shareholders will continue to accrue a late payment of 60,000 shares a day for each day after November 1, 2007, the $625,000 payment is delayed. Registrant paid the Kiwibox shareholders $100,000 for the extension.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.29 Amendment No. 4 to Agreement and Plan of Reorganization, dated as of December 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: December 4, 2007	By:	/s/ Edward L. Marney
Edward L. Marney
President and Chief Executive Officer